EXHIBIT 16.1

January 9, 2018

Securities and Exchange Commission

Washington, DC

We agree with the statements in the attached Form 8-K of LBC Bioscience, Inc. related to Thayer O’Neal Company, LLC.

Respectfully,

/S/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC